EXHIBIT NO. 99.2

                THIRD AMENDMENT TO CONTRIBUTION AGREEMENT

            THIS THIRD AMENDMENT TO CONTRIBUTION AGREEMENT (this "Third Amendment"), is entered into as of October 8, 2003, by and between PRIME GROUP REALTY, L.P., a Delaware limited partnership ("PGRLP"), and WELP CHICAGO, L.C. , a Florida limited liability company ("WELP").

                             R E C I T A L S:
                             ---------------

            A. PGRLP and WELP and are parties to that certain Contribution Agreement, dated as of August 4, 2003 (the "Original Agreement"), as amended by that certain First Amendment to Contribution Agreement, dated as of August 18, 2003 (the "First Amendment"), and as further amended by that certain Second Amendment to Contribution Agreement, dated as of August 29, 2003 (the "Second Amendment") (the Original Agreement, as amended by the First Amendment and the Second Amendment, shall hereinafter be referred to as the "Agreement"), for the issuance of that certain membership interest in Dearborn Center, L.L.C, a Delaware limited liability company (the "Company"); and

            B. PGRLP and WELP desire to further amend the Agreement as set forth herein.

                                A G R E E M E N T

            NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, PGRLP and WELP hereby represent, warrant and covenant to each other as follows:

            1. Capitalized  Terms.  Capitalized terms not defined herein   shall
have the meaning attributed to such term in the Agreement.

            2. Redevelopment Agreement.

            (a) The parties hereby agree that in the event the City of Chicago (the "City") determines that the Company has failed to comply with Section
      10.02 of the Redevelopment Agreement and requires a cash payment to be made to the City under said Section 10.02 (as opposed to offsetting payments to be made by the City under the City Note, as defined in the Redevelopment Agreement), PGRLP shall promptly loan the Company the funds required to be paid to the City (the funds loaned by PGRLP to the Company shall be hereinafter referred to as the "PGRLP TIF Loan"). In no event shall the PGRLP TIF Loan exceed the principal amount of $587,771, and any payments required by the City pursuant to Section 10.02 in excess of such amount shall be made by PGRLP directly to the City. Upon receipt of the funds made pursuant to the PGRLP TIF Loan, the Company shall pay the City said funds in order to satisfy its obligation under Section 10.02 of the Redevelopment Agreement.

            (b) The PGRLP TIF Loan shall be repaid solely out of the payments received by the Company pursuant to the City Note, whereby all such amounts received by the Company shall first be applied to the full repayment of the PGRLP TIF Loan, plus interest on such amount at the rate of ten percent (10%) per annum. The PGRLP TIF Loan shall be subordinate to all third party indebtedness of the Company, including without limitation, the first mortgage loan made by Landesbank Hessen-Thuringen Girozentrale. In addition, the PGRLP TIF Loan shall be subordinate to the "UST Priority Return" (as defined in the Operating Agreement) for the period in which any amounts under the City Note are paid, except PGRLP shall in all events be entitled to all remaining disbursements under the City Note (up to the amount of the PGRLP TIF Loan less any amount by which the original principal amount of the City Note was less than $9,412,229, plus accrued interest on such amount) when the remaining amounts to be paid under the City Note equal the amount of the PGRLP TIF Loan plus accrued interest, so that the City Note is not fully paid by the City without PGRLP being repaid the PGRLP TIF Loan plus accrued interest . The terms of this Paragraph 2 shall survive Closing.

      3. Interest. The parties acknowledge that any interest due under that certain first mortgage loan made by Landesbank Hessen-Thuringen Girozentrale, which interest has accrued from October 1, 2003 through the date of Closing, and will be payable as part of the first installment of interest on said loan, will be funded from the Company's working capital reserve in the same manner as closing costs are pursuant to Section 8.3 of the Agreement. The terms of this Paragraph 3 shall survive Closing.

      4. Project. The definition of "Project" in Section 1.24 of the Agreement is hereby deleted and restated in its entirety:

            "1.24 "Project". That 37-story office-retail building, underground garage and other improvements containing a total of approximately 1,521,492 rentable square feet (approximately 1,401,920 square feet of which is office space, approximately 95,349 square feet of which is retail space and approximately 24,223 square feet of which is lower level storage space) and approximately 190 parking spaces located on and encompassing the Real Property."

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      5. Ratification. Except as amended hereby, all terms and provisions of the
Agreement and exhibits thereto are hereby ratified and confirmed and shall remain in full force and effect.

      6. Facsimile. Faxed signatures on this Third Amendment shall be binding as originals.

      7. Counterparts. This Third Amendment may be executed in counterparts, all or which shall be deemed to be the same Third Amendment.

                            [Signature Page Follows]

     IN WITNESS WHEREOF, this Third Amendment has been executed as of the day and year first above written.


                                     PGRLP:

                                    PRIME GROUP REALTY, L.P., a Delaware
                                    limited partnership

                                    By:  Prime Group Realty Trust, A
                                    Maryland real estate investment
                                    trust, its managing general partner

                                    By: /s/Jeffrey A. Patterson
                                        ------------------------
                                    Printed Name:Jeffrey A. Patterson
                                                 --------------------
                                    Title:Co-President
                                    ------------------





                                    WELP:

                                    WELP CHICAGO, L.C., a Florida
                                    limited liability company

                                    By:  Estein Management Corporation,
                                         a Floridacorporation, its manager


                                    By:/s/ Lothar Estein
                                       -----------------
                                           Lothar Estein, President